UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

January 27, 2022

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Former CEO

As previously announced, on January 18, 2022, Wendell Blonigan resigned from his positions as the President and Chief Executive Officer of Intevac, Inc. (the “Company”), as a member of the Company’s Board of Directors (the “Board”), and from all other positions he held in the Company or any of its subsidiaries.

On January 27, 2022, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Blonigan. Under the terms of the Separation Agreement, Mr. Blonigan will receive: (i) a payment equal to $590,000, payable in equal installments in accordance with the Company’s standard payroll procedures for the twelve (12) month period following the separation date; (ii) continuing payments intended to defray Mr. Blonigan’s health care costs of $2,000 per month for twelve (12) months following the separation date; (iii) the payout of Mr. Blonigan’s 2021 bonus, in a lump sum payment equal to $125,375, which is equivalent to the amount Mr. Blonigan would have received had he remained an employee of the Company through the date such bonus payments were made, and (iv) accelerated vesting with respect to (a) 18,750 shares subject to a stock option granted to Mr. Blonigan in May 2018, and (b) 9,375 shares subject to a stock option granted to Mr. Blonigan in May 2019, which represents the number of shares that would have vested under each such option had Mr. Blonigan remain employed with the Company through May 31, 2022. As part of the Separation Agreement, and as a condition to receiving the foregoing benefits, the parties agreed to provisions relating to a release and waiver of claims, confidentiality, non-disparagement, tax consequences and post-separation support of certain Company efforts.

The foregoing summary is qualified in its entirety by reference to the full text of the Separation Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated January 27, 2022, by and between Wendell Blonigan and Intevac, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: February 1, 2022	/s/ James Moniz
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer, Secretary and Treasurer